UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 30, 2008

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-88242	34-1959351
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17301 West Colfax Ave, Suite 250, Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-215-5200

N/A

(Former name of former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01              OTHER EVENTS

In April 2008, a wholly owned subsidiary of Jacobs Entertainment, Inc. (“JEI”) entered into several purchase agreements with owners of real estate lots on the Gulf Coast of Mississippi.  The sellers of the lots are not affiliated with JEI or its affiliates.  The aggregate purchase price of the lots which cover approximately 2 acres is not deemed material to JEI’s consolidated financial position.

On May 28, 2008, Jacobs Investments, Inc. (“JII”), the parent of JEI, acquired an option from an unaffiliated party to purchase three parcels of land, or any of them, also located on the Gulf Coast of Mississippi.  The parcels cover approximately 17 acres of land.  The option price was $100,000 and the option period is one year from May 14, 2008.  The option period may be extended for an additional one year period upon payment of $200,000 which amount is applicable against the purchase price if the option is exercised.  JII may assign the option to JEI.  JEI may enter into other land option agreements in the area.

JEI is conducting due diligence on the lots and option parcels and is evaluating the feasibility of developing and constructing a mixed use project which may include a licensed gaming establishment, a hotel, restaurant, condominiums, retail development, and parking facilities.

On October 17, 2005, Mississippi passed new legislation which allows casinos in certain statutorily-described areas to be built on land up to 800 feet from the mean high water line of certain bodies of water, including those along the Gulf Coast of Mississippi.  JEI is studying the new law, the extent to which various permits, authorizations, and approvals, as well as studies and assessments in support thereof, will be required.  JEI believes that permitting for the project and plans for ultimate development will require significant capital expenditures for engineering, architectural, accounting, and legal services.  The amount required for these purposes is unknown at this time.

While JEI believes this site has great potential, the successful development of the properties, of which there is no assurance, will require substantial financial resources.  JEI would be required to obtain significant additional funding or refinance its existing credit facilities to fully exercise the options and undertake development activities.

The ultimate development of the property is subject to risks and uncertainties which include, but are not limited to, those relating to permitting, financing, and the actions of federal, state, or local governments and agencies and to possible future changes in Mississippi gaming laws.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

—None—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

Date: May 30, 2008	By:	/s/ Brett A. Kramer
Brett A. Kramer
Chief Financial Officer